Exhibit 99.2

MID-CON ENERGY PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction	2

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014	4

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2014	5

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2013	6

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	7

Introduction

The following unaudited pro forma condensed consolidated financial statements reflects the historical financial statements of Mid-Con Energy Partners, LP (the “Partnership”) adjusted on a pro forma basis to give effect to the potential acquisition from L.C.S. Production Company, SPA-PETCO, LP, SPA PETCO OSU, LLC, A.G. Hill Oil and Gas LP, and A.G. Hill Oil and Gas II LP (collectively the “Sellers”) of multiple oil properties located in Coke, Coleman, Fisher, Haskell, Jones, Kent, Nolan, Runnels, Stonewall, Taylor, and Tom Green Counties, Texas (the “Eastern Shelf Permian Properties”), the August 5, 2014, acquisition by the Partnership’s wholly owned subsidiary, Mid-Con Energy Properties, LLC (“Mid-Con Properties”) of an oil property (the “August 2014 Acquired Property”) located in Creek County, Oklahoma and also to the February 28, 2014, acquisition by Mid-Con Properties of oil properties located in Cimarron, Love and Texas Counties, Oklahoma and Potter County, Texas (the “February 2014 Properties”), both from Mid-Con Energy III, LLC (“Mid-Con Energy III”), an affiliate of the Partnership.

On October 7, 2014, the Partnership and Mid-Con Energy Properties entered into a purchase and sale agreement for the Acquisition from the Sellers of the Eastern Shelf Permian Properties for a purchase price of approximately $120.0 million, subject to customary post-closing purchase price adjustments. The effective date of the Acquisition will be September 1, 2014 and is expected to close in mid-November 2014.

On August 5, 2014, the Partnership completed its acquisition of the August 2014 Acquired Property for a purchase price of approximately $56.5 million. The Partnership and Mid-Con Properties paid the purchase price with (i) approximately $4.5 million in cash, financed through borrowings under the Partnership’s revolving credit facility, and (ii) the issuance of 2,214,659 common units representing limited partner interests in the Partnership (“Common Units”), having an approximate value of $52.0 million.

On February 28, 2014, the Partnership completed an acquisition from Mid-Con Energy III of the February 2014 Properties. The combined purchase price for these properties was approximately $41.0 million. The Partnership paid the aggregate purchase price with (i) approximately $7.0 million in cash, financed through borrowings under the Partnership’s revolving credit facility, and (ii) the issuance of 1,500,000 Common Units, having an approximate value of $34.0 million.

The unaudited pro forma condensed consolidated balance sheet of the Partnership as of September 30, 2014, has been prepared giving effect to the Eastern Shelf Permian Properties as if the acquisition had occurred on January 1, 2014. The historical numbers on the pro forma condensed consolidated balance sheet already include the February 2014 Properties and the August 2014 Acquired Property. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2014, has been prepared giving effect to the acquisition of the Eastern Shelf Permian Properties, the February 2014 Properties and the August 2014 Acquired

Property as if the acquisitions had occurred on January 1, 2014. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 has been prepared giving effect to the acquisition of the Eastern Shelf Permian Properties, the February 2014 Properties and the August 2014 Acquired Property as if the acquisitions had occurred on January 1, 2013.

The pro forma adjustments to the audited historical condensed consolidated financial statements are based on currently available information and certain estimates and assumptions. The actual effect of the transactions discussed in the accompanying notes may differ from the unaudited pro forma adjustments included herein. However, management believes that the assumptions utilized to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions and that the unaudited pro forma adjustments are factually supportive, give appropriate effect to the impact of the events that are directly attributable to the transactions, and reflect those items expected to have a continuing impact on the Partnership.

The unaudited pro forma condensed consolidated financial statements of the Partnership are not necessarily indicative of the results that would have occurred if the Partnership had completed the acquisitions of the Eastern Shelf Permian Properties, the February 2014 Properties and the August 2014 Acquired Property on the dates indicated or which could be achieved in the future because they necessarily exclude various operating expenses.

MID-CON ENERGY PARTNERS, LP

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2014

(In thousands, except number of units)

(Unaudited)

	Mid-Con Energy, LP Historical	Pro Forma Adjustments		Pro Forma
CURRENT ASSETS:
Cash & cash equivalents	$1,570	$—		$1,570
Accounts receivable:
Oil and gas sales	8,495	—		8,495
Other	222	—		222
Derivative financial instruments	4,261	—		4,261
Prepaids and other	286	—		286

Total current assets	14,834	—		14,834

PROPERTY & EQUIPMENT:
Oil & gas properties, successful efforts method:
Proved properties	366,692	120,866	(a)(b)	487,558
Accumulated depletion, depreciation and amortization	(50,048)	—		(50,048)

Total property and equipment, net	316,644	120,866		437,510

DERIVATIVE FINANCIAL INSTRUMENTS	407	—		407
OTHER ASSETS	869	—		869

Total assets	$332,754	$120,866		$453,620

CURRENT LIABILITIES
Accounts payable
Trade	$2,592	$—		2,592
Related parties	6,706	—		6,706
Accrued liabilities	189	—		189

Total current liabilities	9,487	—		9,487

OTHER LONG-TERM LIABILITIES	108	—		108
LONG-TERM DEBT	168,000	120,000	(a)	288,000
ASSET RETIREMENT OBLIGATIONS	5,401	866	(b)	6,267
COMMITMENTS AND CONTINGENCIES
EQUITY:
Partnership equity
General partner	1,534	—		1,534
Limited partners, 23,337,511 units issued and outstanding	148,224	—		148,224

Total equity	149,758	—		149,758

Total liabilities and equity	$332,754	$120,866		$453,620

See accompanying notes to pro forma financial statement

MID-CON ENERGY PARTNERS, LP

Pro Forma Condensed Consolidated Statements of Operations

For the Nine Months Ended September 30, 2014

(In thousands, except per unit data)

(Unaudited)

				August 2014 Acquired Property		February 2014 Properties		Pro Forma Adjustments
	Company Historical	Eastern Shelf Permian Properties		Seven Months Ended July 31, 2014		Two Months Ended Feb 28, 2014		Eastern Shelf Permian Properties		August 2014 Acquired Property		February 2014 Properties		Company Pro Forma
Revenues:
Oil sales	$71,865	$26,454	(c)	$7,739	(c)	$1,922	(c)	$—		$—		$—		$107,980
Natural gas sales	450	1,984	(c)	119	(c)	—	(c)	—		—		—		2,553
Net settlements on derivatives	(3,753)	—		—		—		—		—		—		(3,753)
Loss on unsettled derivatives, net	6,094	—		—		—		—		—		—		6,094

Total revenues	74,656	28,438		7,858		1,922		—		—		—		112,874

Operating costs and expenses:
Lease operating expenses	18,136	5,219	(c)	1,028	(c)	820	(c)	—		—		—		25,203
Oil and gas production taxes	4,694	1,494	(c)	567	(c)	125	(c)	—		—		—		6,880
Impairment of proved oil and natural gas properties	303	—		—		—		—		—		—		303
Depreciation, depletion and amortization	13,900	—		—		—		8,666	(d)	1,102	(d)	408	(d)	24,076
Accretion of discount on asset retirement obligations	175	—		—		—		35	(e)	14	(e)	2	(e)	226
General and administrative	11,958	—		—		—		—		—		—		11,958

Total operating costs and expenses	49,166	6,713		1,595		945		8,701		1,116		410		68,646

Income from operations	25,490	21,725		6,263		977		(8,701)		(1,116)		(410)		44,228

Other income (expense):
Interest income and other	7	—		—		—		—		—		—		7
Interest expense	(3,087)	—		—		—		(2,487	)(f)	(74	)(f)	(32	)(f)	(5,678)

Total other income (expense)	(3,080)	—		—		—		(2,487)		(74)		(32)		(5,671)

Net income	$22,410	$21,725		$6,263		$977		$(11,188)		$(1,190)		$(442)		$38,555

Computation of net income per limited partner unit:
General partner’s interest in net income	$375													$588

Limited partners’ interest in net income	$22,035													$37,967

Net income per limited partner unit:
Basic	$1.04													$1.63
Diluted	$1.04													$1.63
Weighted average limited partner units outstanding:
Common limited partner units (basic)	21,175													23,260
Common limited partner units (diluted)	21,198													23,282

See accompanying notes to pro forma financial statement

MID-CON ENERGY PARTNERS, LP

Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended December 31, 2013

(In thousands, except per unit data)

(Unaudited)

								Pro Forma Adjustments
		Eastern Shelf		August 2014				Eastern Shelf		August 2014
	Company	Permian		Acquired		February 2014		Permian		Acquired		February 2014		Company
	Historical	Properties		Property		Properties		Properties		Property		Properties		Pro Forma
Revenues:
Oil sales	$85,080	$27,465	(c)	$9,837	(c)	$11,943	(c)	$—		$—		$—		$134,325
Natural gas sales	656	1,806		118	(c)	—		—		—		—		2,580
Net settlements on derivatives	288	—		—		—		—		—		—		288
Loss on unsettled derivatives, net	(5,963)	—		—		—		—		—		—		(5,963)

Total revenues	80,061	29,271		9,955		11,943		—		—		—		131,230

Operating costs and expenses:
Lease operating expenses	16,366	6,164	(c)	2,160	(c)	3,884	(c)	—		—		—		28,574
Oil and gas production taxes	3,817	1,398	(c)	718	(c)	763	(c)	—		—		—		6,696
Impairment of proved oil and natural gas properties	1,578	—		—		—		—		—		—		1,578
Depreciation, depletion and amortization	14,421	—		—		—		9,712	(d)	1,333	(d)	3,231	(d)	28,697
Accretion of discount on asset retirement obligations	173	—		—		—		44	(e)	23	(e)	21	(e)	261
General and administrative	12,244	—		—		—		—		—		—		12,244

Total operating costs and expenses	48,599	7,562		2,878		4,647		9,756		1,356		3,252		78,050

Income from operations	31,462	21,709		7,077		7,296		(9,756)		(1,356)		(3,252)		53,180

Other income (expense):
Interest income and other	9	—		—		—		—		—		—		9
Interest expense	(3,282)	—		—		—		(3,280	)(f)	(123	)(f)	(191	)(f)	(6,876)

Total other income (expense)	(3,273)	—		—		—		(3,280)		(123)		(191)		(6,867)

Net income	$28,189	$21,709		$7,077		$7,296		$(13,036)		$(1,479)		$(3,443)		$46,313

Computation of net income per limited partner unit:
General partner’s interest in net income	$518													$715

Limited partners’ interest in net income	$27,671													$45,598

Net income per limited partner unit:
Basic	$1.44													$1.99
Diluted	$1.44													$1.99
Weighted average limited partner units outstanding:
Common limited partner units (basic)	19,234													22,949
Common limited partner units (diluted)	19,249													22,963

See accompanying notes to pro forma financial statement

Mid-Con Energy Partners, LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Basis of Presentation

See “Introduction” above for more information regarding the basis of presentation for our unaudited pro forma condensed consolidated financial statements.

2. Pro Forma Adjustments

(a)	These adjustments give effect to the Eastern Shelf Permian Properties for cash with funds provided by the Partnership’s credit facility.

(b)	These adjustments reflect the increase in the estimated asset retirement obligations associated with the Eastern Shelf Permian Properties.

(c)	The amounts reflect the adjustments necessary to recast the historical condensed consolidated statements of operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013 for the Eastern Shelf Permian Properties, the February 2014 Properties and the August 2014 Acquired Property.

(d)	The pro forma depreciation, depletion and amortization expense has been adjusted to reflect additional expense for the Eastern Shelf Permian Properties, the February 2014 Properties and the August 2014 Acquired Property. The pro forma depreciation, depletion and amortization expense for the Eastern Shelf Permian Properties, the February 2014 Properties and the August 2014 Acquired Property was computed using the pro forma capitalized costs, pro forma production and estimated reserves.

(e)	The pro forma accretion has been adjusted to reflect additional accretion of asset retirement obligations associated with the Eastern Shelf Permian Properties, the February 2014 Properties and the August 2014 Acquired Property.

(f)	The pro forma interest expense has been adjusted to reflect the estimated additional interest associated with the acquisitions of the Eastern Shelf Permian Properties, the February 2014 Properties and the August 2014 Acquired Property from the funds provided by the Partnership’s credit facility.